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Exhibit (e)(2)

                                                                      SCHEDULE A

                             AS AMENDED MAY 8, 2000

                            KELMOORE STRATEGIC TRUST:

                            Kelmoore Strategy(TM) Fund
                         Kelmoore Strategy(TM) Eagle Fund

KELMOORE STRATEGIC TRUST         KELMOORE INVESTMENT COMPANY, INC.

By: /s/ Matthew Kelmon           By: /s/ Ralph M. Kelmon Jr.
   ------------------------         --------------------------------------------

Name: Matthew Kelmon             Name: Ralph M. Kelmon, Jr.


Title: President                 Title: President and Chief Executive Officer
      ---------------------            -----------------------------------------

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